Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Invenda Corporation

Bethesda, MD

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144518, 333-69276 and 333-58244) of Invenda Corporation of our report dated March 28, 2008, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Bethesda, MD

March 28, 2008